Exhibit 99.1

SUPERCONDUCTOR TECHNOLOGIES REPORTS SECOND QUARTER 2011 RESULTS

- Establishes Financing Mechanism to Support HTS Wire Initiative -

SANTA BARBARA, Calif., August 10, 2011 — Superconductor Technologies Inc. (NASDAQ: SCON) (“STI”), a world leader in the development and production of high temperature superconducting (HTS) materials and associated technologies, reported results for the three and six months ended July 2, 2011.

Second Quarter 2011 Results

Total net revenues for the second quarter were $1.1 million, compared to $1.6 million in the first quarter of 2011 and $2.4 million in the second quarter of 2010. Net loss for the second quarter was $3.2 million, compared to a net loss of $3.7 million in the first quarter of 2011 and a net loss of $3.1 million in the second quarter of 2010. Net loss per share in the quarter was $0.10 compared to a net loss of $0.12 per share for the first quarter of 2011 and a net loss of $0.14 per share for the second quarter of 2010.

“While we expect to experience ongoing weakness in our commercial wireless business, we continue to make impressive progress in our second generation (2G) HTS wire initiative,” said Jeff Quiram, STI’s president and chief executive officer. “Earlier this year, STI demonstrated our capabilities as an HTS wire producer by delivering tested and validated wire samples. Several target customers have verified the world-class technical performance of our HTS wire. This technical success has generated growing interest in our HTS wire, and we continue to receive requests for wire samples from prospective customers.”

Year-to-Date Results

For the six-month period ending July 2, 2011, total net revenues were $2.7 million, compared to $5.8 million for the first half of 2010. The net loss for the first half of 2011 was $6.9 million, or $0.22 per share, compared to $5.6 million, or $0.26 per share, for the prior year’s first half.

As of July 2, 2011, STI had $12.7 million in cash and cash equivalents. As of July 2, 2011, STI had a backlog of $94,000, compared to $72,000 at the end of the first quarter of 2011 and $679,000 at July 3, 2010.

Quiram continued, “At this time, we are focused on securing commercial agreements to supply STI’s wire for existing applications and new emerging products. We have purchased capital equipment that will enhance our ability to make the longer lengths of wire that our customers require. In addition, we have put in place a financing mechanism that we believe will provide STI capital as we continue to implement our 2G HTS wire program while limiting dilution for our current shareholders.”

Financing

STI entered into an At-the-Market (ATM) equity offering sales agreement with Citadel Securities LLC on August 9, 2011, under which STI may from time to time offer and sell shares of its common stock having an aggregate offering price of up to $20 million through Citadel. STI expects to use any proceeds from this offering to satisfy working capital needs and fund the ongoing execution of its strategic HTS wire program.

Under the ATM equity offering sales agreement, sales of common stock, if any, through Citadel, will be made by means of ordinary brokers’ transactions, in private negotiated transactions, or otherwise, at market prices prevailing at the time of sales, prices related to prevailing market prices or negotiated prices.

STI has filed a registration statement (including a prospectus) and will file a prospectus supplement with the Securities and Exchange Commission (SEC) to enable the offering of common stock described in this press release. Current and potential investors should read the prospectus in the registration statement, and the prospectus supplement relating to the at-the-market offering and other documents the company has filed with the SEC for more complete information about STI and the at-the-market offering program. These documents may be obtained free of charge by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, STI or Citadel will send the prospectus supplement (including the prospectus) upon request. Such requests may be made by contacting Citadel Securities LLC, 601 Lexington Avenue, 28th Floor, New York, NY 10003, or by calling 212-847-8880, or 877-219-5193 (toll free).

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor may there be any sale of STI’s common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any state or jurisdiction.

Investor Conference Call

STI will host an investor conference call and simultaneous webcast today, August 10th, at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time. The call will be accessible live by dialing 1-877-941-8609 at least 10 minutes before the start of the conference. International participants may dial 1-480-629-9818. Callers may reference conference ID 4458939. The call will be webcast and can be accessed from the “Investor Relations” section of the company’s website at http://www.suptech.com. A telephone replay will be available until midnight ET on August 15th by dialing 1-800-406-7325 or 1-303-590-3030, and entering pass code 4458939. A replay will also be available at the web address above.

About Superconductor Technologies Inc. (STI)

Superconductor Technologies Inc., headquartered in Santa Barbara, CA, has been a world leader in HTS materials since 1987, developing more than 100 patents as well as proprietary trade secrets and manufacturing expertise. For more than a decade, STI has been providing innovative interference elimination and network enhancement solutions to the commercial wireless industry. The company is currently leveraging its key enabling technologies, including RF filtering, HTS materials and cryogenics to develop energy efficient, cost-effective and high performance second generation (2G) HTS wire for existing and emerging power applications, to develop applications for advanced RF wireless solutions and innovative adaptive filtering, and for government R&D. Superconductor Technologies Inc.’s common stock is listed on the NASDAQ Capital Market under the ticker symbol “SCON.” For more information about STI, please visit http://www.suptech.com.

Safe Harbor Statement

Statements in this press release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors, which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include, but are not limited to: our limited cash and a history of losses; the limited number of potential customers; the limited number of suppliers for some of our components; there being no significant backlog from quarter to quarter; our market being characterized by rapidly advancing technology; overcoming technical challenges in attaining milestones to develop and manufacture commercial lengths of our HTS wire; customer acceptance of our HTS wire; fluctuations in product demand from quarter to quarter; the impact of competitive filter products, technologies and pricing; manufacturing capacity constraints and difficulties; our ability to raise sufficient capital to fund our operations, and the impact on our strategic wire initiative of any inability to raise such funds; the impact of any such financing activity on the level of our stock price; our ability to fully utilize the equity sales agreement with Citadel as a source of future financings and the dilutive impact of any sales under such agreement, whether due to market conditions, our ability to satisfy various conditions required to sell shares under the agreement, Citadel’s performance of its obligations under the agreement or otherwise; the impact on the level of our stock price, which may decline, in connection with the implementation of the equity sales facility or the occurrence of any sales under the facility; and local, regional, and national and international economic conditions and events and the impact they may have on us and our customers, such as the current worldwide recession.

Forward-looking statements can be affected by many other factors, including, those described in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of STI’s Annual Report on Form 10-K for the year ended December 31, 2010 and in STI’s other public filings. These documents are available online at STI’s website, www.suptech.com, or through the SEC’s website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

Investor Relations Contact

Cathy Mattison or Kirsten Chapman

Lippert / Heilshorn & Associates

+1-415-433-3777

invest@suptech.com

– Tables to Follow –

SUPERCONDUCTOR TECHNOLOGIES INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010
Net revenues:
Net commercial product revenues	$1,101,000	$1,738,000	$2,704,000	$4,072,000
Government and other contract revenues	15,000	631,000	32,000	1,712,000

Total net revenues	1,116,000	2,369,000	2,736,000	5,784,000

Costs and expenses:
Cost of commercial product revenues	1,265,000	1,968,000	2,934,000	4,354,000
Cost of government and other contract revenue	15,000	375,000	30,000	1,009,000
Research and development	1,361,000	1,342,000	3,349,000	2,491,000
Selling, general and administrative	1,679,000	1,932,000	3,335,000	3,715,000

Total costs and expenses	4,320,000	5,617,000	9,648,000	11,569,000

Loss from operations	(3,204,000)	(3,248,000)	(6,912,000)	(5,785,000)
Other Income and Expense
Adjustments to fair value of derivatives	—	127,000	—	168,000
Interest income	2,000	1,000	4,000	2,000
Interest expense	(7,000)	(7,000)	(14,000)	(14,000)

Net loss	$(3,209,000)	$(3,127,000)	$(6,922,000)	$(5,629,000)

Basic and diluted loss per common share	$(0.10)	$(0.14)	$(0.22)	$(0.26)

Weighted average number of common shares outstanding	32,184,816	21,870,717	31,196,697	21,839,430

SUPERCONDUCTOR TECHNOLOGIES INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	July 2, 2011	December 31, 2010
	(Unaudited)	(See Note)
ASSETS
Current Assets:
Cash and cash equivalents	$12,715,000	$6,069,000
Accounts receivable, net	109,000	108,000
Inventory, net	2,303,000	2,230,000
Prepaid expenses and other current assets	300,000	344,000

Total Current Assets	15,427,000	8,751,000

Property and equipment, net of accumulated depreciation of $22,158,000 and $21,948,000, respectively	1,619,000	1,334,000
Patents, licenses and purchased technology, net of accumulated amortization of $2,295,000 and $2,494,000, respectively	1,503,000	2,274,000
Other assets	206,000	210,000

Total Assets	$18,755,000	$12,569,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$508,000	$548,000
Accrued expenses	734,000	517,000
Current portion of capitalized lease obligations and long term debt	14,000	31,000

Total Current Liabilities	1,256,000	1,096,000

Other long term liabilities	608,000	577,000

Total Liabilities	1,864,000	1,673,000

Stockholders’ Equity:
Preferred stock, $.001 par value, 2,000,000 shares authorized, 611,523 shares issued and outstanding	1,000	1,000
Common stock, $.001 par value, 250,000,000 shares authorized, 33,032,066 and 27,217,408 shares issued and outstanding, respectively	33,000	28,000
Capital in excess of par value	261,412,000	248,500,000
Accumulated deficit	(244,555,000)	(237,633,000)

Total Stockholders’ Equity	16,891,000	10,896,000

Total Liabilities and Stockholders’ Equity	$18,755,000	$12,569,000

Note – December 31, 2010 balances were derived from audited financial statements.

SUPERCONDUCTOR TECHNOLOGIES INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended
	July 2, 2011	July 3, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,922,000)	$(5,629,000)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	410,000	517,000
Stock-based compensation expense	818,000	516,000
Write-off of intangibles	770,000	—
Provision for excess and obsolete inventories	—	180,000
Fair value of derivatives	—	(168,000)
Changes in assets and liabilities:
Accounts receivable	(1,000)	(128,000)
Inventories	(73,000)	(96,000)
Prepaid expenses and other current assets	44,000	(3,000)
Patents and licenses	(46,000)	(151,000)
Other assets	3,000	9,000
Accounts payable, accrued expenses and other current liabilities	191,000	869,000

Net cash used in operating activities	(4,806,000)	(4,084,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(647,000)	(176,000)

Net cash used in investing activities	(647,000)	(176,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of common shares for withholding obligations	(303,000)	(573,000)
Net proceeds from the sale of common stock	12,402,000	—

Net cash provided by (used in) financing activities	12,099,000	(573,000)

Net increase (decrease) in cash and cash equivalents	6,646,000	(4,833,000)
Cash and cash equivalents at beginning of period	6,069,000	10,365,000

Cash and cash equivalents at end of period	$12,715,000	$5,532,000